MECCA 402, L.L.C.
___________________________________________________________


                                    631 N. STEPHANIE STREET
                                                  SUITE 350
                                        HENDERSON, NV 89104
                                   (702) 631-3468 (TEL/FAX)

                                       RECEIVED MAY 02 2000
                                       BY: /s/ JBP

April 18, 2000

Mr. Terry Howlett
President/CEO
Skinvisible, Inc.
6320 S. Sandhill
Suite 10
Henderson, NV 89120

Dear Terry:

Due to other business activities that I have become involved in over the past year, my time has become increasing limited. As a Director of Skinvisible, I can no longer give the appropriate attention to the company as should be given. Also, I feel it would benefit Skinvisible to place a new person on the board that has more experience in the medical field and can enhance the growth of the company.

Therefore, I hereby give notice of my immediate resignation as Director of the Board of Skinvisible. This being said, if I can be of informal assistance to you in regards to Skinvisible, I will be happy to do so.

Respectfully,

/s/ Jerry M. Hodge

Jerry M. Hodge